Exhibit 10.1

CTI BIOPHARMA CORP.

AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

This Amendment No. 2 to Employment Agreement (this “Amendment”) is made by and between Adam R. Craig (“Executive”) and CTI BioPharma Corp., a Delaware corporation (the “Company” and together with Executive, the “Parties”) on the date set forth below.

WHEREAS, the Parties previously entered into an Employment Agreement effective February 24, 2017, as amended by the Amendment to Employment Agreement, dated as of October 31, 2018 (the “Employment Agreement”);

WHEREAS, the Company and Executive desire to amend certain provisions of the Employment Agreement, as set forth below.

NOW, THEREFORE, for good and valuable consideration, including, but not limited to, Executive’s continued employment with the Company, the Parties agree that the Employment Agreement is hereby amended as follows:

1.Amendment. The Employment Agreement is hereby amended as follows:

2.Full Force and Effect. To the extent not expressly amended hereby, the Employment Agreement shall remain in full force and effect.

3.Entire Agreement. This Amendment, the Employment Agreement (as amended herein), and any other documents, exhibits or schedules referenced in the Employment Agreement constitute the full and entire understanding and agreement between the Parties with regard to the subjects hereof and thereof.

4.Governing Law. This Amendment will be governed by the laws of the State of Washington (with the exception of its conflict of laws provisions).

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IN WITNESS WHEREOF, each of the Parties has executed this Amendment as of the date set forth below.

COMPANY:

CTI BIOPHARMA CORP.

By: /s/ David Kirske
Name: David Kirske
Title: Chief Financial Officer

Date: March 17, 2023

EXECUTIVE:

By: /s/ Adam R. Craig
Adam R. Craig

Date: March 17, 2023